UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

Artiva Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42179	83-3614316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Morehouse Drive, Suite 100

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 267-4467

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARTV	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10-11, 2025, Artiva Biotherapeutics, Inc. (the Company) entered into Option for RSU Exchange Agreements (the Option for RSU Exchange Agreements) with a limited number of employees, including Fred Aslan, the Company’s President and Chief Executive Officer, and Jennifer Bush, the Company’s Chief Operating Officer, Chief Legal Officer, Corporate Secretary and Compliance Officer. These agreements provide a one-time opportunity for eligible participants to surrender outstanding stock options with exercise prices greater than the current fair market value of the Company’s common stock in exchange for restricted stock units (RSUs) granted under the Company’s 2024 Equity Incentive Plan.

The Company’s Board of Directors approved the exchange program, including the exchange ratio and vesting terms applicable to the RSUs. The RSU grants became effective on December 12, 2025. The purpose of the exchange program is to enhance retention and align the interests of employees with those of the Company’s stockholders by replacing underwater options with equity awards that have current value and additional vesting requirements.

Pursuant to these agreements, (i) Dr. Aslan surrendered options to purchase 869,136 shares of common stock, including 566,470 vested options and 302,666 unvested options, and (ii) Ms. Bush surrendered options to purchase 84,877 shares of common stock, including 60,372 vested options and 24,506 unvested options. In exchange for their vested options, Dr. Aslan received 566,470 RSUs and Ms. Bush received 60,371 RSUs, 50% of which will vest on August 15, 2026, and 25% of which will vest on each of November 15, 2026, and February 15, 2027, and for which vesting will fully accelerate in the event they are terminated other than for Cause or they resign for Good Reason (as such terms are defined in the Option for RSU Exchange Agreements. In exchange for their unvested options, Dr. Aslan received 302,666 RSUs and Ms. Bush received 24,506 RSUs, which will vest between August 15, 2026, and February 15, 2029, and for which an additional six (6) months of vesting will be accelerated (additional to any acceleration provided in their offer letters) in the event they are terminated other than for Cause or they resign for Good Reason.

The Option for RSU Exchange Agreements include customary representations and warranties by the participants and confirm that the exchange is irrevocable upon execution. The foregoing description of the Option for RSU Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Option for RSU Exchange Agreements, copies of which will be filed as exhibits to a subsequent filing with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artiva Biotherapeutics, Inc.

By:	/s/ Fred Aslan
Fred Aslan, M.D.
President and Chief Executive Officer

Dated: December 12, 2025